AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORY

Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates Benchmark Capital Management Co. VI, L.L.C. or such other person or entity as is designated in writing by Steven M. Spurlock (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") or any other state or federal agency (collectively, the "Reports") with respect to the Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

Each Reporting Person hereby further authorizes and designates Steven M. Spurlock (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.


March 21, 2013	BENCHMARK CAPITAL MANAGEMENT CO. VI, L.L.C.,
	        a Delaware Limited Liability Company


	        By:	/s/ Steven M. Spurlock
		        Steven M. Spurlock, Managing Member


March 21, 2013	BENCHMARK CAPITAL PARTNERS VI, L.P.,
	        a Delaware Limited Partnership

	        By:	Benchmark Capital Management Co. VI, L.L.C.,
		        a Delaware Limited Liability Company,
		        Its General Partner


	        By:	/s/ Steven M. Spurlock
		        Steven M. Spurlock, Managing Member


March 21, 2013	BENCHMARK FOUNDERS' FUND VI, L.P.,
	        a Delaware Limited Partnership

	        By:	Benchmark Capital Management Co. VI, L.L.C.,
		        a Delaware Limited Liability Company,
		        Its General Partner


	       By:      /s/ Steven M. Spurlock
		        Steven M. Spurlock, Managing Member



March 21, 2013	BENCHMARK FOUNDERS' FUND VI-B, L.P.,
	        a Delaware Limited Partnership

	        By:	Benchmark Capital Management Co. VI, L.L.C.,
		        a Delaware Limited Liability Company,
		        Its General Partner


	        By:	/s/ Steven M. Spurlock
		        Steven M. Spurlock, Managing Member



March 21, 2013	By:	/s/ Alexandre Balkanski
		        Alexandre Balkanski


March 21, 2013	By:	/s/ Bruce W. Dunlevie
		        Bruce W. Dunlevie


March 21, 2013	By:	/s/ J. William Gurley
			J. William Gurley


March 21, 2013	By:	/s/ Kevin R. Harvey
			Kevin R. Harvey


March 21, 2013	By:	/s/ Robert C. Kagle
			Robert C. Kagle


March 21, 2013	By:	/s/ Mitchell H. Lasky
			Mitchell H. Lasky


March 21, 2013	By:	/s/ Peter H. Fenton
			Peter H. Fenton


March 21, 2013	By:	/s/ Matthew R. Cohler
			Matthew R. Cohler